EXHIBIT 23.1

               [JONES, JENSEN & COMPANY LETTERHEAD]


November 21, 1997



         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS


As independent certified public accountants, we hereby consent to the use of our audit report dated June 3, 1997 (and to all references to our Firm) included in or made a part of the Form S-8 registration statement of Newriders, Inc. and Subsidiary.


/s/ Jones, Jensen & Company

Jones, Jensen & Company



   50 South Main Street, Suite 1450, Salt Lake City, Utah 84144
        Telephone (801) 328-408, Facsimile (801) 328-4461